Exhibit (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of DWS Advisor Funds on Form N-1A ("Registration Statement") of our reports dated December 20, 2007, December 20, 2007, December 21, 2007, December 21, 2007 and December 27, 20007 relating to the financial statements and financial highlights which appear in the October 31, 2007 Annual Report to Shareholders of DWS Core Fixed Income Fund, DWS Short Duration Fund, DWS International Select Equity Fund, DWS Short-Term Municipal Bond Fund and DWS High Income Plus Fund, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2008